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                                                                   Exhibit 10.23
                                                                   -------------

                                   AMENDMENT

                                    to the

                  EMPLOYEES' RETIREMENT PLAN OF AMETEK, INC.
                  ------------------------------------------

                                Amendment No. 4
                               ----------------

          WHEREAS, there was adopted and made effective as of December 29, 1942, the Employees' Retirement Plan of AMETEK, Inc. (the "Plan"); and

          WHEREAS, the Plan was amended and restated in its entirety most recently effective January 1, 1989; and

          WHEREAS, Section 9.2 of the Plan provides that AMETEK, Inc. ("AMETEK") may amend the Plan at any time, and from time to time; and

          WHEREAS, AMETEK now desires to amend the Plan in certain respects;

          NOW, THEREFORE, the Plan is hereby amended as follows:

          FIRST:  Section 1.2 of the Plan is amended by adding the following at
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the end of the section to read as follows:

     "Notwithstanding the foregoing, in the case of a lump sum distribution pursuant to Section 4.5(d) or an involuntary lump sum payment pursuant to
     Section 4.4(e), the single sum present value shall be calculated using the applicable mortality table promulgated under Code Section 417(e)(3) as in effect on the first day of the Plan Year and the applicable interest rate promulgated under Code Section 417(e)(3) for the fourth calendar month preceding the first day of the plan quarter during which the annuity starting date occurs."
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               SECOND:   Section 3.5 is amended by adding the following sentence
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to read in its entirety as follows:

     "Notwithstanding the foregoing, if a Participant incurs a termination, is entitled to a Deferred Vested Pension pursuant to Section 4.4(a), receives an Immediate Lump Sum Payment pursuant to Section 4.4(e) and subsequently resumes service with the Employer or an Affiliated Company, his Credited Service accumulated prior to his Severance Period shall be restored to him for the sole purpose of determining his nonforfeitable right to his Accrued Annual Pension (but not the amount of his Accrued Annual Pension) and, to the extent required to obtain five years of Compensation in order to compute Average Annual Compensation, compensation earned during his prior service with the Employer or an Affiliated Company shall be considered as having been received from the Company."


               THIRD:    Section 4.4 is amended by adding a new subsection (e)
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to read in its entirety as follows:

          "(e)  Involuntary Lump Sum Payment.  If at any time a Participant or
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     Former Participant has incurred a termination but has not begun to receive payments and is entitled to a Deferred Vested Pension that has an Actuarial Equivalent present value of less than $3,500, the Actuarial Equivalent present value of the Accrued Annual Pension payable at Normal Retirement Date for the life of the Participant or Former Participant shall be paid to such Participant or Former Participant in a lump sum in lieu of, and in full satisfaction of, his benefit under this Plan. Neither the consent of the Participant, Former Participant nor his spouse shall be necessary to make such payment. Upon the making of such payment, neither the Participant, Former Participant nor his spouse shall have any further benefit under this Plan.

               Effective as of December 1st of each Plan Year, the Committee shall recalculate the Actuarial Equivalent present value of the benefit of each Participant or Former Participant who has incurred a termination and is entitled to a Deferred Vested Pension, but whose benefits are not yet in pay status, to determine whether the Actuarial Equivalent present value of the benefit is less than $3,500 in
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     which case such benefit shall be paid to the Participant or Former
     Participant in accordance with the provisions of this Section 4.4(e)."

          FOURTH:  The last sentence of subsection 4.5(d) is deleted and the
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following is substituted:

     "In no event shall the lump sum payable under Subsection (d) be less than the lump sum applicable to the Accrued Annual Pension as of November 30, 1996, where such lump sum is calculated using the mortality table that would have been used under the Plan as of November 30, 1996 and on interest rate equal to less of (i) 8% compounded annually, or (ii) the interest rate that would be used by the Pension Benefit Guaranty Corporation to determine the present value of a lump sum distribution upon a plan termination as of the last date of the calendar quarter preceding the distribution."

          FIFTH:  The provisions of this Amendment 4 shall be effective December
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1, 1996.

          IN WITNESS WHEREOF, AMETEK has caused these presents to be executed, in its corporate name, by its duly authorized officer, and its corporate seal to be affixed on this 13th day of November, 1996.

                                        AMETEK, Inc.

                                        By: /s/ Robert W. Yannarell
                                            -----------------------
                                                Robert W. Yannarell


Attest:
/s/ Donna F. Winquist
---------------------
Donna F. Winquist
(Seal)


(Seal)